Exhibit 10.25

SUPPLY AGREEMENT
BY AND BETWEEN
SCRUBGRASS GENERATING COMPANY, L.P.
AND
COAL VALLEY PROPERTIES, LLC
REFERENCE: SCRUBGRASS SITE CODE 122

THIS Supply Agreement together with the Exhibit(s) (the “Agreement”) is made, entered into and effective as of August 14, 2015 (the “Effective Date”), by and between Scrubgrass Generating Co., L.P. with principal facility at 2151 Lisbon Road, Kennerdell, Pa. 16374 (the “Jobsite”), and it’s permitted assigns (hereinafter, the “Purchaser”) and Coal Valley Properties, LLC with its principal offices at 111 Freeport Road, Pittsburgh, Pennsylvania 15215 (hereinafter, the “Seller”), for the supply of materials (as hereinafter defined). Purchaser and Seller are also referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.Purchaser desires to engage Seller to complete, on a fixed price basis, the services as, more fully described in Exhibits A and B.

B.Seller has:

(1)Been provided and reviewed the technical specifications for the services and all other documents relating to the services which Seller has deemed necessary in connection with this Agreement;

(2)Performed or reviewed such other investigations, studies and analyses which Seller has determined to be necessary or prudent in connection with entering into this Agreement.

THEREFORE, in consideration of the sums to be paid to Seller by Purchaser and of the covenants and agreements set forth herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I - SCOPE OF WORK

The Scope of Work (the “Work”) is defined by:

(i)This Agreement;

(ii)Technical Specifications as defined in Exhibit A and Exhibit B.

(iii)Seller’s pricing as defined in Exhibit B excluding any and all commercial terms contained and/or referenced therein.

Seller shall provide all local or county construction permits required for the material (the “Seller Supplied Permits”).

ARTICLE II - SCHEDULE OF AGREEMENT

Seller shall commence the services on or about the dates shown herein and completed by December 31, 2016 or as otherwise mutually agreed to by the Parties.

ARTICLE III - COMPENSATION TO SELLER

In full and complete compensation to the Seller for the satisfactory completion of the services, the Seller shall be paid by the Purchaser the adjustable price (the “Base Handling Fee”) of Twenty one dollars and zero cents ($21.00) in accordance with the provisions stated herein. The Base Handling Fee includes all applicable costs for salaries, materials, tools, Seller Supplied Permits and equipment, as well as all indirect costs, overhead, and fees.

This Supply Agreement may be amended from time to time with any changes or amendments to this Supply Agreement (the “Change Orders”) with such Change Orders being authorized in writing by Purchaser prior to their effectiveness.

Invoices directly relating to this Supply Agreement shall be issued by Seller to the Purchaser, payments shall be made the 20th of the following month for material delivered from the 1st to the 15th, and the first Monday of the second month for material delivered from the 16th to the end of the month, after receipt of a correct invoice.

Invoice(s) must be properly documented referencing this Supply Agreement and Scrubgrass Site Code 122 and include a unique invoice number.

ARTICLE IV - NOTIFICATION AND SUBMITTALS

Unless otherwise specifically provided herein, all Notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to either Party shall be in writing, and any such Notice shall become effective upon the earlier of receipt or seven (7) Days after being deposited in the United States mail, certified or registered with appropriate postage prepaid for first class mail or, if delivered by hand or by courier service or in the form of a telex, telecopy, or telegram, when received, and shall be directed to the address set forth below. A Party may change the address or addresses shown below by providing written Notice to the other Party.

PURCHASER:

Original to:	Scrubgrass Generating Co., L.P. 2151 Lisbon Road Kennerdell, Pa. 16374 Attention: R.J. Shaffer

SELLER:

Originals to:	Coal Valley Properties, LLC 111 Freeport Road Pittsburgh, Pa. 12215

ARTICLE VI - WHOLE AGREEMENT

This Supply Agreement is composed solely and exclusively of the following documents and in the event that there is a conflict between information contained within the Supply Agreement documents, the hierarchy of documents shall be:

A.This Agreement, as modified from time to time;

B.Exhibit A - Technical Specifications,;

C.Exhibit B - Seller’s pricing excluding any and all commercial terms contained and/or referenced therein.

Prior to Seller performing any of the services associated with this Supply Agreement and in order to establish the effectiveness of this Agreement, the Parties shall acknowledge, accept and agree to this Supply Agreement by signing below and returning a copy of this signed Supply Agreement to the Purchasers.

THIS SUPPLY AGREEMENT EXECUTED this October 22ndth day of , 2015

Coal Valley Properties, LLC

/s/ William Spence
Signature

William Spence
Printed Name

President
Title

10-27-15
Date

EXHIBIT A

Operator will handle and load an undetermined amount of the specified Fuel onto Scrubgrass Generating Co., LP trucks.

EXHIBIT B

The coal will originate from the Soldier site in PA. Fuel will have a minimum of 6000 BTU/LB. All quality parameters stated in the previous statement are on an as received basis.

PRICINGA.) BASE HANDLING FEE $21.00 per Ton Scrubgrass Scale Weight, F.O.B. Soldier site.

The quantities are estimates only and are subject to increase/decrease depending upon actual job and buyer requirements.